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                                                                      Exhibit 23





               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-93390) pertaining to the Zurich Reinsurance Centre, Inc. (ZRC) 401(k) Plan of our report dated June 23, 1997, with respect to the financial statements and schedules of the Zurich Reinsurance Centre, Inc. (ZRC) 401(k) Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1996.



                                       /s/ ERNST & YOUNG LLP



Stamford, Connecticut
June 26, 1997



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